Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into on October 23, 2009 and is effective as of October 1, 2009 (“Effective Date”), by and between:

CASPIAN SERVICES, INC., a Nevada corporation (the “Company”), and

DR. MIRGALI S. KUNAYEV, an individual residing in the city of Almaty, Republic of Kazakhstan (“Dr. Kunayev”).

PREAMBLE

With the commencement of a new fiscal year, the Company and Dr. Kunayev enter into this Agreement to replace the standard statutory employment agreement required in the Republic of Kazakhstan pursuant to which Dr. Kunayev was previously employed with the Company. Therefore, the parties hereto, intending to be legally bound, agree as follows.

AGREEMENT

1. Employment.

Dr. Kunayev currently serves as the Chairman of the Company’s Board of Directors (“Chairman”) and hereby agrees to continue to perform all duties and accept all responsibilities incident to the position of Chairman as required by the Company’s Articles of Incorporation and Bylaws, and from time to time, as may be assigned to him by the resolution of the Board of Directors of the Company (the “Board”) for so long as he continues to serve as the Chairman, or until the expiration of the term of this Agreement, whichever shall occur earlier.  Dr. Kunayev shall devote his full time, best efforts, knowledge, and experience in discharging his duties under this Agreement.

2.Compensation.

(a)

Salary.  During the term of this Agreement, the Company agrees to pay to Dr. Kunayev a base salary at an annual rate of Two Hundred Fifty Thousand U.S. Dollars ($250,000), payable in monthly installments in accordance with the Company’s standard payroll practice. To the extent the salary payment is being paid and received by Dr. Kunayev in the Republic of Kazakhstan, income and social taxes in the Republic of Kazakhstan will be paid by the Company.

(b)

Benefits.  Effective October 1, 2009, Dr. Kunayev shall be entitled to participate in all health insurance and life insurance benefit plans available on a general basis to the Company’s executive officers whether residents or non-residents of the Republic of Kazakhstan; provided, however, that the Company reserves the right, from time to time, to amend in any respect and to terminate all such benefit plans; and provided further that any reduction in such benefits must be applicable to all employees or a class of employees generally.

(c)

Annual bonus. Dr. Kunayev shall be eligible to receive annual bonuses during the employment period, in such amounts and at such times, if any, as may be approved by the Company’s Board in its sole discretion.  Annual bonuses, if any, shall be subject to the limitations set forth in this Employment Agreement and shall not exceed 25% of Dr. Kunayev’s annual base salary.

(d)

Expenses.  The Company will reimburse Dr. Kunayev for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses and to the Company’s requirements with respect to reporting and documentation of such expenses.

(e)

Vacation.  Dr. Kunayev shall be entitled to five (5) weeks vacation annually.  Dr. Kunayev also will be entitled to personal time on an annual basis during the term of this Agreement, as may be from time to time mutually agreed upon by Dr. Kunayev and the Board.

(f)

Company Vehicle.  The Company agrees to lease an executive class vehicle (as mutually agreed to by the Company and Dr. Kunayev) for his business use (and ancillary personal use).  The Company will cover all repairs and operating expenses of said vehicle, including the cost of liability insurance, comprehensive and collision insurance.  Upon termination of Dr. Kunayev’s employment hereunder for any reason, Dr. Kunayev shall either immediately return the vehicle to the Company or make arrangement to assume the lease. Upon request by the Company, Dr. Kunayev shall submit to the Company on a timely basis documentation which defines the percentage of Dr. Kunayev’s use of the vehicle which was for business purposes.

(g)

Administrative Staff. During performance of the his duties the Company agrees to provide Dr. Kunayev with, or reimburse reasonable expenses incurred by him not exceeding One Hundred and Twenty Thousand U.S. Dollars ($120,000) annually associated with: i) retaining a personal assistant; ii) retaining an executive secretary; iii) retaining a dedicated vehicle driver; iv) maintaining a security protocol in the Republic of Kazakhstan; and v) as approved by the Board, providing for such other administrative and logistics expenses as may be required for the purpose of effective discharge of his duties.

3. Term of Employment.

(a)

The term of this Agreement shall commence on the Effective Date and shall continue until the next election of Directors by the Company’s stockholders. Thereafter, the Agreement shall renew automatically following each election of Directors by the Company’s stockholders at which Dr. Kunayev is re-elected to the Board and appointed Chairman.

(b)

Notwithstanding the provisions of Section 3(a) of this Agreement, except for provisions which by their terms extend beyond termination of this Agreement and except following a Change of Control as defined in Section 4(b) herein, this Agreement will terminate, and all rights of Dr. Kunayev hereunder (including, without limitation, rights to any compensation or other benefits under Section 2 of this Agreement) shall cease:

i)

upon any meeting of the Company’s stockholders at which the Chairman is nominated for re-election but is not elected to serve as a director by the Company’s stockholders;

ii)

in the event Dr. Kunayev shall fail to be appointed as Chairman of the Board of Directors following an election of Directors during the term of this Agreement;

iii)

in the event Dr. Kunayev shall resign from his positions with the Company; or

iv)

in the event Dr. Kunayev shall be removed from office as a Director pursuant to a vote of the stockholders of the Company in accordance with Section 3.12 of the Company’s Bylaws.

During the term of this Agreement, the Board shall use its best efforts to nominate and recommend Dr. Kunayev for election to the Board at each meeting of stockholders at which Directors are to be elected.

(c)

Notwithstanding the provisions of Section 3(a) of this Agreement, Company may terminate this Agreement and Dr. Kunayev’s employment hereunder, at any time for Cause (as defined below) immediately and automatically upon giving Dr. Kunayev written notice of such termination.  As used in this Agreement, “Cause” shall mean any of the following events:

(i)

a material breach of this Agreement by Dr. Kunayev that is not cured by him within thirty (30) days following the date he received written notice from the Company of its intent to terminate his employment for Cause as a result of such material breach;

(ii)

Dr. Kunayev’scommission of any act involving dishonesty or fraud or conduct, which brings the Company into public disgrace or disrepute in any respect, including but not limited to acts of dishonesty or fraud, commission of a felony or a crime of moral turpitude; or

(iii)

gross negligence or willful misconduct by Dr. Kunayev with respect to business affairs of the Company that is directly or materially harmful to the business or reputation of the Company or any subsidiary of the Company.

If this Agreement, and Dr. Kunayev’s employment hereunder, is terminated for Cause pursuant to the provisions of this Section 3(c) or Section 3(b)(iii) above, all rights of Dr. Kunayev under this Agreement (including, without limitation, rights to any compensation or other benefits under Section 2 of this Agreement) shall cease as of the effective date of such termination.

(d)

Notwithstanding the provisions of Section 3(a) of this Agreement, except for provisions which by their terms extend beyond termination of this Agreement, this Agreement shall terminate automatically upon Dr. Kunayev’s voluntary termination of employment (other than in accordance with Section 4 of this Agreement), his decision to retire or otherwise not stand for re-election, his death, his removal by vote of the Company’s stockholders or his failure to be re-elected by the Company’s stockholders and all his rights hereunder (including, without limitation, rights to any compensation or other benefits under Section 2 of this Agreement) shall cease as of the date of such voluntary termination, retirement or decision not to stand for re-election at Dr. Kunayev’s election, his failure to be re-elected, or his death; provided, however, that, if Dr. Kunayev dies after he delivers a Notice of Termination (as defined in Section 4(a) of this Agreement), the provisions of Section 16(b) of this Agreement shall apply.  Dr. Kunayev shall provide to Company not less than thirty (30) days prior written notice of his voluntary termination of employment (other than in accordance with Section 3 (a) and Section 4 of this Agreement) or retirement.

(e)

Notwithstanding the provisions of Section 3(a) of this Agreement, except for provisions which by their terms extend beyond termination of this Agreement, this Agreement and Dr. Kunayev’s employment hereunder shall terminate automatically upon Dr. Kunayev’s Disability and all of his rights under this Agreement (including, without limitation, rights to any compensation or other benefits under Section 2 of this Agreement) shall cease as of the date of such termination; provided, however, that, if he becomes Disabled after he delivers a Notice of Termination (as defined in Section 5(a) of this Agreement), Dr. Kunayev shall nevertheless be absolutely entitled to receive all of the compensation and benefits provided for in, and for the term set forth in, Section 6 of this Agreement.  For purposes of this Agreement, “Disability” shall mean a mental or physical disability, illness or incapacity of Dr. Kunayev which renders him unable to perform a substantial portion ofhisduties as an employee of the Company for a period of three (3) consecutive months or an aggregate period of six (6) months in any eighteen (18) month period or that renders Dr. Kunayev unable to earn a livelihood as an employee of a business comparable to the Company’s business, unless further time is required as a reasonable accommodation under any applicable employee protection legislation.  The Company shall provide to Dr. Kunayev not less than thirty (30) days prior written notice of its intent to terminate his employment for Disability.

(f)

The Company and Dr. Kunayev agree that, in the event employment under this Agreement terminates for any reason, he shall not concurrently resign as a director of the Company unless such resignation is warranted under the circumstances.

4. Termination of Employment Following Change in Control.

(a)

           If a Change in Control (as defined in Section 4(b) of this Agreement) shall occur and if thereafter, at any time during the term of this Agreement, there shall be:

(i)

any involuntary termination of Dr. Kunayev’s employment (other than for Cause or Disability);

(ii)

a reduction in Dr. Kunayev’s title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities, or authority as such may have been increased from time to time during the term of this Agreement, which results in a material negative change to Dr. Kunayev in the employment relationship;

(iii)

the assignment of Dr. Kunayev to duties inconsistent with his office as existed on the day immediately prior to the date of a Change in Control, which results in a material negative change to Dr. Kunayev in the employment relationship;

(iv)

a reduction in Dr. Kunayev’s annual base salary in effect on the day immediately prior to the date of the Change in Control;

(v)

a termination of Dr. Kunayev’s participation, on substantially similar terms, in any incentive compensation or bonus plans of the Company in which he participated immediately prior to the Change in Control, or any change or amendment to any of the substantive provisions of any of such plans which would materially decrease the potential benefits to Dr. Kunayev under any of such plans;

(vi)

a failure by the Company to provide Dr. Kunayev with benefits at least as favorable as those enjoyed by him under any pension, life insurance, medical, health and accident, disability or other employee plans of the Company in which he participated immediately prior to the Change in Control, or the taking of any action by the Company that would materially reduce any of such benefits in effect at the time of the Change in Control, unless such reduction relates to a reduction in benefits applicable to all employees generally;

(vii)

a material breach of this Agreement by the Company;

(viii)

a failure by the Company or its Board to recommend Dr. Kunayev for election to the Board or failure by the Board to elect Dr. Kunayev as its Chairman.

Then, at the option of Dr. Kunayev, exercisable by him within ninety (90) days of the occurrence of any of the foregoing events, Dr. Kunayev may resign from employment with the Company (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the “Notice of Termination”) to the Company and the provisions of Section 5 of this Agreement shall apply, provided, however, that such resignation by Dr. Kunayev shall become effective only if the Company does not cure the relevant event (excluding the event listed in Section 4(a)(i)) within thirty (30) days of such Notice of Termination.  Notwithstanding the foregoing, any amounts payable upon a termination under this Section shall be paid only if Dr. Kunayev actually terminates employment within two (2) years following the initial existence of the above-referenced event(s) which gives rise to such termination.

(b)

As used in this Agreement, “Change in Control” shall mean the occurrence of any of the following:

(i)

If during the term of this Agreement any “person” or “group” which is not an affiliate of the Company or Dr. Kunayev (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of the Company representing fifty one percent (51%) or more of the combined voting power of the Company’s securities then outstanding; or

(ii)

If during the term of this Agreement there occurs a merger, consolidation, share exchange, division or other reorganization involving the Company and another entity which is not an affiliate of the Company or Dr. Kunayev as defined by the Exchange Act, in which the Company’s shareholders do not continue to hold a majority of the capital stock of the resulting entity, or a sale, exchange, transfer, or other disposition of substantially all of the assets of the Company to another entity or other person which is not an affiliate of the Company or Dr. Kunayev.

(c)

Anything in this Agreement to the contrary notwithstanding, if Dr. Kunayev’s employment with the Company is terminated by the Company prior to the date on which a Change in Control occurs other than for Cause or Disability and it is reasonably demonstrated that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or anticipation of the Change in Control, then for all purposes of this Section, the termination shall deemed to have occurred upon a Change in Control and Dr. Kunayev will be entitled to the compensation and benefits provided for in Section 6 hereof.  Notwithstanding the foregoing, any benefits received by Dr. Kunayev as a result of a termination of employment under this Section 4(c) shall be offset by any benefits received by him under Section 6.

5. Rights in Event of Termination Following Changes in Control.

(a)

In the event that Dr. Kunayev delivers a Notice of Termination (as defined in Section 4(a) of this Agreement) after the occurrence of a Change in Control or if his employment terminates pursuant to Section 4(c):

(i)

he shall be entitled to receive a lump-sum cash payment within thirty (30) days following the date of termination in an amount equal two (2) times his annual base salary then in effect (or immediately prior to any reduction resulting in a termination under Section 4(a)(iv));

(ii)

for the three (3) year period immediately following the date of termination, the Company shall arrange to provide Dr. Kunayev (which includes his eligible dependents) with health insurance benefits substantially similar to those which he was receiving immediately prior to the date of termination.

6. Rights in Event of Termination Absent Change in Control.

(a)

In the event that Dr. Kunayev’s employment is terminated by the Company other than for Cause or Disability or by Dr. Kunayev for Good Reason (as defined below), and no Change in Control shall have occurred at the date of such termination:

(i)

he shall be entitled to receive a lump-sum cash payment within thirty (30) days following the date of termination in an amount equal one (1) times his annual base salary then in effect; and

(ii)

for the two (2) year period immediately following the date of termination, the Company shall arrange to provide Dr. Kunayev (which includes his eligible dependents) with health insurance benefits substantially similar to those which he was receiving immediately prior to the date of termination;

(b)

Dr. Kunayev shall be considered to have terminated employment hereunder for “Good Reason” if such termination of employment occurs absent a Change in Control and is on account of a reduction in his annual base salary except for (i) across-the-board salary reductions similarly affecting all salaried employees of the Company or (ii) across-the-board salary reductions similarly affecting all senior executive officers of the Company.  Dr. Kunayev’s right to terminate employment for Good Reason shall be subject to the following conditions: (i) any amounts payable upon a Good Reason termination shall be paid only if he actually terminates employment within two (2) years following the initial existence of the Good Reason event and (ii) he must provide written notice to the Company of the Good Reason event within ninety (90) days of the initial existence of the event and the Company must be given at least thirty (30) days to remedy such situation.

7. Sale of Company’s Stock.

Dr. Kunayev shall not be eligible to receive severance benefits under Sections 5 or 6 of this Agreement if at any time during the term of this Agreement or two (2) years thereafter he sells or otherwise disposes of a substantial portion of his holding of the Company’s common stock. For the purpose of this Agreement substantial is defined as 50% or more of Dr. Kunayev’s total shareholding (direct or indirect) at the time of the Effective Date.

8. Requirement of Release.

Notwithstanding anything in this Agreement to the contrary, Dr. Kunayev’s entitlement to any payments under this Agreement other than his accrued but unpaid base compensation and any accrued but unpaid or otherwise vested benefits under any benefit or incentive plan determined at the time of his termination of employment shall be contingent upon his prior agreement with and signature to a complete release and hold harmless agreement (in the form satisfactory to the Company) which shall completely release the Company, its parent, affiliates, officers, directors and employees (collectively the “Released Parties” and individually a “Released Party”) and which shall forever waive all claims of any nature that Dr. Kunayev may have against any Released Party, including without limitation all claims arising out of his employment within the Company or the termination of that employment.

9. Restrictive Covenants.

(a)

During Dr. Kunayev’s employment with the Company and, if he receives severance benefits under Sections 5 or 6 of this Agreement, for a period of two (2) years thereafter:

(i)

he shall not directly for himself or any third party, become engaged in any business or activity which is directly in competition with any services or products sold by, or any business or activity engaged in by, the Company or any of its affiliates within the Republic of Kazakhstan; provided, however, that this provision shall not restrict Dr. Kunayev from owning or investing in an institution (including venture, partnership, or entity) so long as his aggregate holdings in any such institution do not exceed 49% of the outstanding capital stock of such institution. The restrictions of this Section 9 (i) shall not apply to Dr. Kunayev’s shareholding interest with the Kazakhstan registered company JSC KazakhstanCaspiShelf.

(ii)

he shall not solicit any person who was a customer of the Company or any of its affiliates, or solicit potential customers who are or were identified through leads developed during the course of employment with the Company, or otherwise divert or attempt to divert any existing business of the Company or any of its affiliates; and

(iii)

he shall not, directly for himself or any third party, solicit, induce, recruit or cause another person in the employment of the Company or any of its affiliates to terminate such employee’s employment for the purposes of joining, associating, or becoming employed with any business or activity which is in competition with any services or products sold, or any business or activity engaged in, by the Company or any of its affiliates.

(b)

Dr. Kunayev agrees that he will not, while employed with the Company or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company, including, without limiting the generality of the foregoing, any customer lists or other customer identifying information, the techniques, methods or systems of the Company’s operation or management, any information regarding its financial matters, or any other material information concerning the business of the Company, its manner of operation, its plan or other material data. The provisions of this Section 9(b) shall not apply to (i) information that is public knowledge other than as a result of disclosure by Dr. Kunayev in breach of this Section 9(b), (ii) information disseminated by the Company to third parties in the ordinary course of business, (iii) information lawfully received by Dr. Kunayev from a third party who, based upon inquiry by him, is not bound by a confidential relationship to the Company, or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over Dr. Kunayev.

(c)

Dr. Kunayev agrees that he will not, while employed with the Company or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, disparage or criticize the Company, or otherwise speak of the Company, in any negative or unflattering way to anyone with regard to any matters relating to his employment by the Company or the business or employment practices of the Company. The Company agrees that it will not, in any fashion, form or manner, either directly or indirectly, disparage or criticize Dr. Kunayev or otherwise speak of Dr. Kunayev in any negative or unflattering way to anyone with regard to any matters relating to his employment with the Company. This Section shall not operate as a bar to (i) statements reasonably necessary to be made in any judicial, administrative or arbitral proceeding, or (ii) internal communications between and among the employees of the Company with a job-related need to know about this Agreement or matters related to the administration of this Agreement.

(d)

Dr. Kunayev understands that in the event of a material violation of any provision of this Section 9 as determined in good faith by the Board, the Company shall have the right to seek injunctive relief, in addition to any other existing rights provided in this Agreement or by operation of law, without the requirement of posting bond. Dr. Kunayev understands that the Company may suspend future payments of the severance payments and benefits provided under this Agreement; provided, however, that the Company shall provide him with written notice of such suspension at least fifteen (15) days prior to the date of such suspension. The remedies provided in this Section 9(d) shall be in addition to any legal or equitable remedies existing at law or provided for in any other agreement between Dr. Kunayev and the Company or any of its affiliates, and shall not be construed as a limitation upon, or as an alternative or in lieu of, any such remedies. If any provisions of Section 9 shall be determined by a court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

(e)

Dr. Kunayev acknowledges that the provisions of Section 9 shall extend to any offices or facilities of any business that becomes an affiliate of or successor to the Company or any of its affiliates on account of such Change in Control.

(f)

Dr. Kunayev agrees that he will not act in any way or manner that might be interpreted as him seeking to sell or otherwise dispose of his disclosed stake in the Company, except as might be in the normal course of a business transaction involving the Company.

10. Additional Covenants of Dr. Kunayev.

(a)

Employee Work.  All written and graphic materials, computer software, inventions, discoveries, patents, patent applications developed, authored, prepared, conceived or made by Dr. Kunayev during the term ofhisemployment hereunder and which are related to or are the product of the tasks, assignments and performance by him of the duties of his employment and relate to the Business (defined below) of the Company or any of its affiliates (collectively, “Employee Work”) shall be the sole property of the Company and, to the extent applicable, shall be “work made for hire” under and as defined in the Copyright Act of 1976, 17 U.S.C. §1 et seq.  For purposes of this subsection (a), the term “Business” shall mean providing and/or developing financial services.  Dr. Kunayev hereby agrees to disclose promptly to the Company all Employee Work and hereby agrees to assign to the Company all right, title and interest in and to such Employee Work and shall execute all such documents and instruments as the Company may reasonably determine are necessary or desirable in order to give effect to this subsection or to preserve, protect or enforce the Company’s rights with respect to any Employee Work.

(b)

Return of Company Property.  Promptly after termination of Dr. Kunayev’s employment hereunder for any reason, Dr. Kunayev orhispersonal representative shall return to the Company all property of the Company then inhispossession, including without limitation papers, documents, computer disks, vehicles, keys, credit cards and confidential information, and shall neither make nor retain copies of the same.

11. Representations and Warranties of Dr. Kunayev.

Dr. Kunayev hereby represents and warrants to the Company thatheis not a party to or otherwise subject to or bound by any contract, agreement, understanding, legal proceeding, order, judgment, or otherwise which would limit or otherwise adversely affecthis ability to serve as Chairman of the Board, as a Director, or to otherwise perform his duties hereunder or which would be breached or violated by his execution and delivery of this Agreement or by the performance of his duties hereunder. Dr. Kunayev further represents and warrants that his employment by the Company will not require him to disclose or use any confidential information belonging to prior employers or other persons or entities.

12. Notice.

Any notice required to be provided to Dr. Kunayev hereunder shall be given to him in writing by certified mail, return receipt requested, or by Federal Express, addressed to him at the address of record with the Company, or at such other place as he may from time-to-time designate in writing.  Any notice which Dr. Kunayev is required to give to the Company hereunder shall be given in writing by certified mail, return receipt requested, or by Federal Express, addressed to the Senior Human Resources Officer at its principal office.  The dates of mailing any such notice shall be deemed to be the date of delivery thereof.

13. Arbitration.

The parties hereby specifically agree that any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be finally resolved by arbitration administered by the American Arbitration Association under its Employment Dispute Resolution Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be three arbitrators, named in accordance with such rules. Absent the agreement between the Company and Dr. Kunayev at the time of such dispute, arbitration shall be conducted in English language in Salt Lake City, Utah in accordance with the Unites States Arbitration Act and the arbitrators shall decide the dispute in accordance with the substantive law of the state of Utah.

14. Miscellaneous.

The validity or enforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.  This Agreement embodies the entire Agreement between the parties hereto and supersedes any and all prior or contemporaneous, oral or written understandings, negotiations, or communications on behalf of such parties.  This Agreement may be executed in several counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.  This Agreement may be delivered by telefax, and such telefax copy shall be as effective as delivery of a manually executed counterpart.  The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation hereof.  All compensation and benefits provided in this Agreement shall, to the extent required by law, be subject to federal, state, and local tax withholding.  This Agreement is executed in and shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to any conflict of laws provision.  This Agreement shall be amended only by written agreement of both parties hereto.

15. Survival.

Notwithstanding the termination of this Agreement, the provisions which specify continuing obligations, compensation and benefits, and rights shall remain in effect until such time as all such obligations are discharged, all such compensation and benefits are received, and no party or beneficiary has any remaining actual or contingent rights under this Agreement.

16. Successors; Binding Agreement.

(a)

The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure by the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement.  As used in this Agreement, the “Company” shall mean the Company as defined previously and any successor to its respective businesses or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(b)

This Agreement shall inure to the benefit of, and be enforceable by, Dr. Kunayev and the Company, and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and permitted assigns.  If Dr. Kunayev should die after a Notice of Termination is delivered by him, or following termination of his employment without Cause, and any amounts would be payable to Dr. Kunayev under this Agreement if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Dr. Kunayev’s devisee, legatee, or other designee, or, if there is no such designee, to Dr. Kunayev’s estate.

17. Assignment.

This Agreement shall not be assignable by either party hereto, except by the Company to any successor in interest to the business of the Company, provided that the Company (if it remains a separate entity) shall remain fully liable under this Agreement for all obligations, payments and otherwise.

18. No Mitigation or Offset.

In the event of termination of Dr. Kunayev’s employment, he will be under no obligation to seek other employment and there will be no offset against any payment or benefit provided for in this Agreement on account of any remuneration or benefits from any subsequent employment that he may obtain.

19. Legal Fees.

The Company shall reimburse Dr. Kunayev for all reasonable legal fees and expenses incurred by him in attempting to obtain or enforce rights or benefits provided by this Agreement, if, with respect to any such right or benefit, he is successful in obtaining or enforcing such right or benefit (including by negotiated settlement).

20. Excise Tax Matters.

Notwithstanding anything in this Agreement to the contrary, in the event the payments and benefits payable hereunder to or on behalf of Dr. Kunayev, when added to all other amounts and benefits payable to or on behalf of Dr. Kunayev, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the amounts and benefits payable hereunder shall be reduced to such extent as may be necessary to avoid such imposition.  All calculations required to be made under this subsection will be made by the Company’s independent public accountants, subject to the right of Dr. Kunayev’s representative to review the same.  The parties recognize that the actual implementation of the provisions of this subsection are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising hereunder.

21. Application of Code Section 409A.

Shall at any time any payment under this Agreement become subject to the US tax jurisdiction or application of the Code the following sections shall apply.

(a)

Notwithstanding anything in this Agreement to the contrary, the receipt of any benefits under this Agreement as a result of a termination of employment shall be subject to satisfaction of the condition precedent that Dr. Kunayev undergo a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor thereto.  In addition, if a payment or benefit is considered to be a deferral of compensation subject to Code Section 409A and Dr. Kunayev is deemed to be a “specified employee” within the meaning of that  term under Code  Section 409A(a)(2)(B),  then with  regard to any  payment or  the provisions of any benefit that is required to be delayed pursuant to Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six (6) month period measured from the date of his “separation from service” (as such term is defined in Treas. Reg. § 1.409A-1(h)), or (ii) the date of his death (the “Delay Period”).  Within ten (10) days following the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Dr. Kunayev in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.  Notwithstanding the foregoing, to the extent that the foregoing applies to the provision of any ongoing welfare benefits to Dr. Kunayev that would not be required to be delayed if the premiums therefore were paid by him, Dr. Kunayev shall pay the full costs of premiums for such welfare benefits during the Delay Period and the Company shall pay Dr. Kunayev an amount equal to the amount of such premiums paid by him during the Delay Period within ten (10) days after the conclusion of such Delay Period.

(b)

Except as otherwise expressly provided herein, to the extent any expense reimbursement or other in-kind benefit is determined to be subject to Code Section 409A, the amount of any such expenses eligible for reimbursement or in-kind benefits in one calendar year shall not affect the expenses eligible for reimbursement or in-kind benefits in any other taxable year (except under any lifetime limit applicable to expenses for medical care), in no event shall any expenses be reimbursed or in-kind benefits be provided after the last day of the calendar year following the calendar year in which Dr. Kunayev incurred such expenses or received such benefits, and in no event shall any right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit.

(c)

Any payments made pursuant to Sections 5 and 6, to the extent of payments made from the date of termination of Dr. Kunayev’s employment through March 15th of the calendar year following such termination, are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) and thus payable pursuant to the “short-term deferral” rule set forth in Treas. Reg. §1.409A-1(b)(4); to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) made upon an involuntary termination from service and payable pursuant to Treas. Reg. §1.409A-1(b)(9)(iii), to the maximum extent permitted by said provision.  Notwithstanding the foregoing, if the Company determines that any other payments hereunder fail to satisfy the distribution requirement of Code section 409A(a)(2)(A), the payment of such benefit shall be delayed to the minimum extent necessary so that such payments are not subject to the provisions of Code section 409A(a)(1).

(d)

To the extent it is determined that any benefits described in Sections 6(a)(ii) or 7(a)(ii) are taxable to Dr. Kunayev, they are intended to be payable pursuant to Treas. Reg. §1.409A-1(b)(9)(v), to the maximum extent permitted by said provision.

22. Recovery of Bonuses and Incentive Compensation.

(a)

Notwithstanding anything in this Agreement to the contrary, all bonuses and incentive compensation paid hereunder (whether in stock or in cash) shall be subject to recovery by the Company in the event that such bonuses or incentive compensation is based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues, or gains) or other materially inaccurate performance metric criteria; provided that a determination as to the recovery of a bonus or incentive compensation shall be made within twelve (12) months following the date such bonus or incentive compensation was paid (or such longer period as required by EESA).

(b)

In the event that the Board determines by at least a majority vote that a bonus or incentive compensation payment to Dr. Kunayev is recoverable, Dr. Kunayev shall reimburse all or a portion of such bonus or incentive compensation, to the fullest extent permitted by law, as soon as practicable following written notice to him by the Company of the same.

SIGNATURES

CASPIAN SERVICES, INC.

By: /s/ Kerry T. Doyle

Name: Kerry T. Doyle

Title: CEO & President

CHAIRMAN:

By: /s/ Mirgali S. Kunayev

Name: Mirgali S. Kunayev